                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                                (Amendment No. )


Filed by the Registrant      X
                            ---
Filed by a Party other than  the Registrant
                                            --------
Check the appropriate box:


  Preliminary Proxy Statement
--
X Definitive Proxy Statement
--
  Definitive Additional Materials
--
  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
--
 Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                              IEC Electronics Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

  X        No fee required
-------
       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
-------
      1) Title of each class of securities to which transaction applies:


     --------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

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      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------


      4) Proposed maximum aggregate value of transaction:

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      5) Total fee paid:

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       Fee paid previously with preliminary materials.
-------
       Check box if any part of the fee is offset as provided by Exchange Act
-------
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount previously paid:
                                  -----------------------------------------
      2)   Form, Schedule or Registration Statement No.
                                                       --------------------
      3) Filing party:
                      -----------------------------------------------------
      4) Date filed:
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                                  Page 1 of 36
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                            IEC ELECTRONICS CORP.
                              105 NORTON STREET
                            NEWARK, NEW YORK 14513

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  To Be Held
                              February 28, 2001

TO THE STOCKHOLDERS OF IEC ELECTRONICS CORP.:

     The annual meeting of stockholders of IEC Electronics Corp. (the "Company") will be held on Wednesday, February 28, 2001, at 9:00 a.m. at HSBC, One HSBC Plaza, Rochester, New York (the "Annual Meeting") for the following purposes:


        1. To elect nine (9) directors to serve until the 2002 Annual Meeting and until their successors are duly elected and qualified.

        2. To consider and act upon a proposal to approve the Company's 2001 Employee Stock Purchase Plan.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on January 10, 2001 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

        STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                        Martin S. Weingarten, Secretary

DATED:      January 30, 2001
            Newark, New York

                              IEC ELECTRONICS CORP.
                                105 NORTON STREET
                             NEWARK, NEW YORK 14513

                               PROXY STATEMENT
                   FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is furnished to stockholders of IEC Electronics Corp. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of the stockholders to be held on Wednesday, February 28, 2001, at HSBC, One HSBC Plaza, Rochester, New York at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting").

     The principal executive offices of the Company are located at 105 Norton Street, Newark, New York 14513, and its telephone number is (315) 331-7742. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is January 30, 2001. A copy of the Company's Annual Report to Stockholders for the fiscal year ending September 30, 2000 ("Fiscal 2000"), including financial statements, is being sent to the stockholders concurrently with this Proxy Statement.

                             GENERAL INFORMATION

Voting at the Annual Meeting; Record Date

     Only stockholders of record at the close of business on January 10, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding and entitled to vote at the Annual Meeting 7,628,848 shares of common stock of the Company, par value $.01 per share (the "Common Stock"). Each holder of Common Stock is entitled to cast one vote for each share held of record at the close of business on the Record Date on each matter submitted to a vote at the Annual Meeting.

Solicitation and Revocation

     Proxies in the form enclosed are solicited by and on behalf of the Board. The persons named in the proxy have been designated as proxies by the Board. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy.

     Unless contrary instructions are indicated on the proxy, all Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees listed below under Proxy Item 1, FOR the proposal to approve the Company's Employee Stock Purchase Plan under Proxy Item 2, and, in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the meeting and any adjournments thereof. The Board knows of no other matters to be presented at the Annual Meeting. If any other matters are presented at the Annual Meeting upon which a vote properly may be taken, the persons named in the proxy will vote the proxies in accordance with their best judgment.

         Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 105 Norton Street, Newark, New York 14513, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke his or her proxy.

Quorum; Abstentions; Broker Non-Votes

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR", "AGAINST" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

       While there is no definitive statutory or case law authority in Delaware, the Company's state of incorporation, as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     Under the law of Delaware, broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Thus, a broker non-vote will not have any effect on the outcome of the voting on a proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Expenses of Solicitation

     The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram, letter, facsimile or other means of communication. The Company may also request brokers, banks, nominees, custodians, fiduciaries and others to forward soliciting material to the beneficial owners of the Company's Common Stock and will reimburse such persons for reasonable expenses incurred in forwarding such materials.

  Procedure for Submitting Stockholder Proposals

     At the Annual Meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting. It is anticipated that the 2002 Annual Meeting of Stockholders will be held on February 27, 2002.

     Stockholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 2002 proxy material, a stockholder's proposal must be received not later than September 30, 2001 at the principal office of the Company, 105 Norton Street, Newark, NY 14513, Attention: Secretary.

     In addition, the Company's By-Laws provide that in order for business to be brought before an annual meeting of stockholders, a stockholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the stockholder's name, address and number of shares of Company stock held, a representation that the stockholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the stockholder in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company for the 2001 Annual Meeting. For the 2002 Annual Meeting of Stockholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 105 Norton Street, Newark, NY 14513, no later than November 30, 2001.

     The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of stockholders. The notice must set forth the name and address of and number of shares of Company stock owned by stockholder, the name and address of the person to be nominated, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, business address and experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected. No such notice has been received by the Company for the 2001 Annual Meeting. For the 2002 Annual Meeting of Stockholders, written notice must be delivered to the Secretary of the Company at the principal office of the Company, 105 Norton Street, Newark, NY 14513, no later than November 30, 2001.

          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock as of January 10, 2001 (except as otherwise noted below) by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Executive Officers named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                           Shares              Percent of Shares
       Name and Address of              Beneficially              Beneficially
        Beneficial Owner                  Owned(1)                  Owned(1)
 --------------------------------    --------------------   --------------------

 Heartland Advisors, Inc. (2)              866,700                   11.36%
 789 North Water Street
 Milwaukee, WI  53202

 Grace & White, Inc. (3)                   760,100                    9.96%
 515 Madison Avenue, Suite 1700
 New York, NY 10022

 Dimensional Fund Advisors Inc.(4)         565,500                    7.41%
 1299 Ocean Avenue
 11th Floor
 Santa Monica, CA 90401

 Russell E. Stingel*                     237,388(5)                   3.08%
 102 Grand View Drive
 Fairport, NY 14450

 Thomas W. Lovelock*                      55,487(6)                     +
 105 Norton Street
 Newark, NY 14513

 David J. Beaubien*                       52,126(7)                     +
 84 Doane Road
 Ware, MA 01082

 Thomas W. Folger*                        87,670(7)                   1.15%
 Glenpointe Centre East-5th Floor
 300 Frank W. Burr Blvd.
 Teaneck, NJ  07666

 W. Barry Gilbert*                      73,044(7)(8)                    +
 130 Runnymede Road
 Rochester, NY  14618

 Robert P. B. Kidd*                       73,393(7)                     +
 1560 Sweetbay Circle
 Palm City, FL  34990

 Eben S. Moulton*                        309,175(7)                   4.04%
 55 Ferncroft Road
 Danvers. MA 01923

 Dermott O'Flanagan*                     228,675(9)                   2.98%
 6529 Daylily Court
 Niwot, CO 80503

 James C. Rowe*                          104,131(10)                  1.36%
 3510 North Lake Drive
 Milwaukee, WI 53211

 Justin L. Vigdor*                       114,547(7)                   1.50%
 2400 Chase Square
 Rochester, NY 14604

 Lawrence W. Swol                        21,750(11)                     +
 105 Norton Street
 Newark, NY 14513

 Richard L. Weiss                        67,752(12)                     +
 105 Norton Street
 Newark, NY 14513

 All directors and officers as          1,647,227(13)                20.85%
   a group (15 persons)

      *Member of Board of Directors of the Company
      +Less than 1%

 (1) The number of shares of Common Stock deemed outstanding includes
     (a)7,628,848 shares of Common Stock outstanding as of January 10, 2001 and
     (b)shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days after January 10, 2001 ("options currently exercisable"), as set forth below.

 (2) On January 9, 2001, a Schedule 13G/A was filed with the Securities and Exchange Commission for the year ending December 31, 2000 by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz. Heartland is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, and Mr. Nasgovitz is the President and principal shareholder of Heartland. Pursuant to the Schedule 13G/A, as of December 31, 2000, 866,700 shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Heartland by virtue of its investment discretion and in some cases voting power over client securities, which may be revoked; and (2) William J. Nasgovitz, as a result of his position with and stock ownership of Heartland which could be deemed to confer upon him voting and/or investment power over the shares Heartland beneficially owns. Of these 866,700 shares, none of the shares may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by Mr. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc. which could be deemed to confer upon him voting power over the shares Heartland Group beneficially owns. As set forth in the Schedule 13G/A, Heartland has the sole voting power with respect to 771,700 shares and the sole dispositive power with respect to 866,700 shares. All of such shares are held in investment advisory accounts of Heartland. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. No such account is known to have such an interest relating to more than 5% of the class.

 (3) Grace & White, Inc. ("G&W") is an investment advisor registered under
     Section 203 of the Investment Advisers Act of 1940. G&W has advised the Company that, as of December 22, 2000, it had sole voting power with respect to 78,000 shares and sole dispositive power with respect to 760,100 shares.

 (4) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios".) Dimensional has advised the Company that in its role as investment advisor and investment manager, it possessed both voting and investment power over 565,500 shares of the Company's Common Stock as of September 30, 2000. The Portfolios own all of such shares, and Dimensional disclaims beneficial ownership of such shares.

 (5) Includes 69,500 shares of Common Stock subject to options currently exercisable.

 (6) Includes 20,000 shares of Common Stock subject to options currently exercisable.

 (7) Includes 15,000 shares of Common Stock subject to options currently exercisable.

 (8) Includes 54,544 shares of Common Stock held by Mr. Gilbert's wife and 1,500 shares of Common Stock held jointly by Mr. Gilbert and his wife.

 (9) Includes 34,500 shares of Common Stock subject to options currently exercisable.

(10) Includes 2,333 shares of Common Stock subject to options currently exercisable and includes 101,798 shares of Common Stock held by Mr. Rowe's 401(k) Plan.

(11) Includes 20,750 shares of Common Stock subject to options currently exercisable.

(12) Includes 7,500 shares of Common Stock subject to options currently exercisable.

(13) Includes 270,333 shares of Common Stock subject to options currently exercisable.

                            ELECTION OF DIRECTORS
                                (Proxy Item 1)

     The Company's Board of Directors (the "Board") currently consists of ten persons. Thomas W. Folger, whose term as a director expires at this Annual Meeting, will retire from the Board effective as of February 28, 2001. Mr. Folger has served on the Board since September 1988, and the Company is indebted to him for his guidance and support. As a result of Mr. Folger's retirement, the Board has reduced its size to nine persons.

     All nine positions on the Board are to be elected at this Annual Meeting. All of the nominees for director are incumbent directors and all nominees, except Thomas W. Lovelock and Dermott O'Flanagan, were elected at the last Annual Meeting. The Board appointed Mr. O'Flanagan to the Board on July 10, 2000 and appointed Mr. Lovelock to the Board at the time of his selection as President and Chief Executive Officer on August 21, 2000.

     Nominations of persons for election to the Board may be made at a meeting of stockholders only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at a meeting who complies with the notice procedures set forth in the Company's Bylaws. See "GENERAL INFORMATION - Procedure for Submitting Stockholder Proposals."

     It is intended that the accompanying proxy will be voted in favor of the persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

     For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast. This means that the nine nominees will be elected if they receive more affirmative votes than any other nominees.

     The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The Board of Directors unanimously recommends a vote FOR the election as directors the nominees listed below.

Nominees for Election as Directors

     The following is a brief description of the nominees for election as directors.

     Russell E. Stingel, 70, has served as Chairman of the Board since February 1997 and as a director since October 1996. From July 1996 until his retirement on September 30, 1999, he was Chief Executive Officer of the Company and, from December 12, 1999 until August 21, 2000, he was interim Chief Executive Officer. Mr. Stingel also served as the President of the Company (February 1996-June
1997) and Executive Vice President, Secretary and General Manager of the Company (1977-February 1996).

     Thomas W. Lovelock, 57, has served as IEC's President and Chief Executive Officer and as a Director since August 21, 2000. He was previously employed as President and Chief Executive Officer of Group Technologies, a contract electronics manufacturing company and subsidiary of Sypris Solutions in Tampa, Florida. Mr. Lovelock has also held the positions of President and Chief Executive Officer (1992-1997) at Bell Technologies, Inc., Vice President of Operations in the Communications Manufacturing Division of E-Systems, and various management positions at Analog Devices and Motorola.

     David J. Beaubien, 66, a director of the Company since October 1990, has been a director and chairman of Yankee Environmental Systems, Inc., Turners Falls, Massachusetts, a manufacturer of Solar Radiation Monitoring Instruments, since 1990. Prior thereto, he was Senior Vice President of EG & G, Inc., Wellesley, Massachusetts, a manufacturer of Scientific Instruments and manager of U.S. Government facilities from 1967 until his retirement in January 1991. He is also a director of the Paine Webber Mitchell Hutchins (PACE) Mutual Funds, New York, New York.

     W. Barry Gilbert, 54, a director of the Company since February 1993, is a private investor and an adjunct faculty member at the William E. Simon Graduate School of Management of the University of Rochester. From 1991 until 1999, he was President of the Thermal Management Group of Bowthorpe Plc. of Crawley, West Sussex, England. Prior to that time he was corporate Vice President and President, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation.

     Robert P.B. Kidd, 67, has served as a director of the Company since its formation in 1966 and has been an insurance agent since 1961. From September 1995 until August 1998, Mr. Kidd was President of Blue Water Insurance, Inc., Jupiter, Florida, a marine insurance company. Prior thereto, he was a Vice President of Lawrence United Corporation, an insurance agency and a division of the Lawrence Group.

     Eben S. Moulton, 54, a director of the Company since November 1992, has served as President of Seacoast Capital Corporation, Danvers, Massachusetts, an investment firm, since 1994 and as President of Signal Capital Corporation, Danvers, Massachusetts, a financial services corporation, since 1988. Mr. Moulton is also a director of Seacoast Capital Corporation.

     Dermott O'Flanagan, 49, a director of the Company since July 10, 2000, is a private investor. From 1995 until April 2000, he was President of Dovatron International, Boulder, Colorado, a contract manufacturer. From 1992-1996, he was Managing Director of Dovatron Ireland Ltd and from 1983 to 1992, he held various management positions with Western Digital, an electronics corporation.

     James C. Rowe, 52, a director of the Company since January 7, 2000, has served as President of Rowe & Company LLC, Milwaukee, Wisconsin, a merchant banking firm, since April 1994. From April 1972 through March 1994, Mr. Rowe was a director and Vice President of Lubar & Co., Incorporated, Milwaukee, Wisconsin, a merchant banking firm. Mr. Rowe is the director of several privately held companies.

     Justin L. Vigdor, 71, is Assistant Secretary of the Company and has served as a director of the Company since 1968. He has been an attorney since 1951 and is a partner in the law firm of Boylan, Brown, Code, Vigdor & Wilson, LLP, Rochester, New York, counsel to the Company.

Information Regarding the Board and its Committees

     The Board held a total of eight regular meetings and eight special meetings during Fiscal 2000.

     During Fiscal 2000, each director attended more than 75% of the meetings of the Board and meetings of committees upon which such director served.

     The Board has an Audit Committee, a Compensation Committee, a Corporate Development Committee and an Executive Committee. There is no standing nominating committee.

     The Audit Committee recommends the appointment of the Company's independent accountants, reviews the scope and results of audits, reviews internal accounting controls and systems and reviews accounting, auditing, and financial reporting matters. These reviews include meetings with the independent auditors and representatives of management as well as separate and private meetings with the independent auditors to insure that the scope of their activities has not been restricted and that adequate responses to their recommendations had been received. In addition, the Audit Committee reviews the estimated fees and types of non-audit services to be rendered to the Company by the independent accountants for the coming year. The Audit Committee also monitors compliance with the Company's Code of Conduct, its conflict of interest policy and its policy concerning trading in the Company's securities. The minutes of Audit Committee meetings, as well as all of the recommendations of the Audit Committee, are submitted to the full Board of Directors. The Audit Committee, whose current members are Messrs. Folger (Chairman), Kidd and Rowe, held two meetings in Fiscal 2000.

     The Compensation Committee reviews and approves the Company's compensation philosophy covering executive officers and other key management employees, reviews the competitiveness of the Company's total compensation practices, reviews and approves the terms and conditions of proposed incentive plans applicable to executive officers and other key employees, approves and administers the Company's Stock Option Plans, reviews and makes recommendations with respect to management compensation, including salaries and bonus awards, examines the impact and effect of various benefits and incentive plans and reviews and recommends changes or amendments to such programs to the Board, and reviews and approves special hiring and severance arrangements with executive officers. In Fiscal 2000, the Compensation Committee held two meetings and took action by unanimous written consent in lieu of a special meeting seven times. The members of the Compensation Committee are Messrs. Gilbert (Chairman), Beaubien and Folger.

     The Corporate Development Committee investigates and evaluates potential acquisition candidates or other opportunities for corporate growth. In Fiscal 2000, the Corporate Development Committee did not meet. Members of the Corporate Development Committee are Messrs. Stingel (Chairman), Gilbert, Moulton, O'Flanagan and Vigdor.

     The Executive Committee exercises the powers of the Board in the interval between regular meetings of the full Board. In Fiscal 2000, the Executive Committee did not meet. The members of the Executive Committee are Messrs. Stingel (Chairman), Folger and Moulton.

Compensation of Directors

     In Fiscal 2000, each non-employee director received $2,000 per quarter for services as a director and $1,000 for each in-person Board meeting attended. Also, commencing January 1, 2000, in recognition of their additional responsibilities, the Chairman of the Audit Committee and the Chairman of the Compensation Committee each received an additional $750 per quarter. For Fiscal 2000, an aggregate of $107,500 was paid in cash or in stock to the non-employee directors. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings. In Fiscal 2000, all directors, except Mr. Stingel and Mr. Lovelock, were non-employee directors.

     Pursuant to the IEC Electronics Corp. Compensation Plan for Non-Employee Directors, non-employee directors have the opportunity to receive payment of their compensation either in cash or in shares of Common Stock. During Fiscal 2000, Messrs. Kidd and Vigdor received a portion of their compensation in shares of Common Stock. The directors also may elect to receive their compensation either currently or on a deferred basis. During Fiscal 2000, no director chose to defer his compensation. If the amount to be deferred would have been payable in cash, the Company will credit a Deferral Account maintained for the director with an amount that would otherwise have been payable to the director in cash. If the amount to be deferred would have been payable in stock, the Company would credit units ("Stock Units") to a Unit Account maintained for the director. Directors will make separate elections with respect to the manner of the payment of the compensation and the time of the payment of the compensation. The number of shares of stock issued or the number of Stock Units credited to a director's account will equal the cash amount of the compensation divided by the fair market value of one share of stock on the date on which such cash amount would otherwise have been paid. Stock Units and amounts in a Deferral Account are fully vested at all times. Payment of Stock Units (in full shares of Common Stock) and the amounts in a Deferral Account must be deferred at least one year. The director chooses the date of the payment, which may be upon termination of service as a director. The maximum number of shares of Common Stock that may be issued under the Plan is 50,000 shares.

     The Company's 1993 Stock Option Plan (the "1993 SOP") provides for automatic, non-discretionary grants of stock options to non-employee directors. Pursuant to the 1993 SOP, as amended, a Non-Employee Director Stock Option ("NEDSO") for 9,000 shares is granted to each non-employee director automatically every three years on the date of the Annual Meeting of Stockholders. The last such grants were made on the date of the 1998 Annual Meeting, and the next such grants will be made on the date of this Annual Meeting. Non-employee directors elected by the Board to fill vacancies and newly created directorships in the interim between Annual Meetings are entitled to receive a prorated NEDSO based upon the number of months such non-employee director will serve between his election and the next grant date. Accordingly, Mr. Rowe received a NEDSO for 3,500 shares upon his election to the Board on January 7, 2000, and Mr. O'Flanagan received a NEDSO for 1,500 shares upon his election to the Board on July 10, 2000. In addition, on July 10, 2000, Mr. O'Flanagan received as payment for past and future consulting services a fully vested, non-statutory stock option for 34,000 shares at an exercise price of $1.688 (the fair market value of the Company's Common Stock on the date of grant).

                         EXECUTIVE OFFICER COMPENSATION


Summary Compensation Table

     The following table sets forth individual compensation information for all services rendered to the Company and its subsidiaries in all capacities during the periods described below for the individuals who served as Chief Executive Officer during Fiscal 2000 and the other most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at September 30, 2000 and whose total annual salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"). The following table sets forth compensation information for each of those individuals for the years ended September 30, 2000, 1999 and 1998.


                           SUMMARY COMPENSATION TABLE


                                                                                Long-Term Compensation              All Other
                             Annual Compensation                                    Awards                      Compensation($)(4)
                          -------------------------                              ---------------------          ------------------



                                                                                Restricted   Securities
                                                                  Other Annual    Stock      Underlying
 Name & Principal Position          Year   Salary($) Bonus($)(1)   ($)(2)       Awards($)(3) Options(#)
 -------------------------          ----   --------  ----------- -------------  -----------  -----------

  Thomas W. Lovelock (5)            2000   $ 28,846    ---        ---              $18,750   190,000             $    1,010
    President & Chief Executive
    Officer

  Russell E. Stingel (6)            2000   $184,423    ---        ---                ---       4,500             $   50,144
    Interim Chief Executive         1999    175,000    ---        ---                ---        ---                   3,029
    Officer and Chairman of         1998    175,000    ---        ---                ---      45,000                  3,133
    Board

  David W. Fradin (7)               2000   $ 52,885    ---        ---                ---       5,000             $  104,717
    President and Chief             1999    175,000    ---        ---                ---       4,500                  7,524
    Executive Officer               1998    175,000    ---        ---                           ---                   3,616


  Richard L. Weiss (8)              2000   $130,308  $ 8,000      ---                ---       30,000            $    4,531
    Vice President & Chief          1999     12,385    ---        ---                ---        5,000                   478
    Financial Officer

 Lawrence W. Swol (9)               2000   $135,013    ---                           ---       25,000            $    6,076
  Vice President,                   1999    135,013  $10,517      ---                ---        4,000                 5,874
  Supply Chain Management           1998     99,422   20,000      ---                ---       20,000                   956




(1) Bonuses for Mr. Weiss in Fiscal 2000 and Mr. Swol in Fiscal 1998 represent hiring bonuses and the bonus for Mr. Swol in Fiscal 1999 represents a special performance bonus.

(2) None of the Named Executive Officers received personal benefits in excess of the lesser of $50,000 or 10% of such individual's reported salary for Fiscal 2000, 1999 and 1998.

(3) The restricted stock award in the table above is valued at its fair market value based on the closing price for the Company's Common Stock as reported by The Nasdaq Stock Market on the date of award. On August 21, 2000, Mr. Lovelock was awarded 10,000 restricted shares as a hiring bonus. The closing price of the Company's Common Stock on that date was $1.875. At the end of Fiscal 2000, the fair market value of Mr. Lovelock's restricted stock holdings was $20,940, based upon the closing price of the Company's Common Stock on September 29, 2000 of $2.094. The restrictions will lapse on August 29, 2001.

(4)   The amounts in this column for Fiscal 2000 consist of the following:

      The Company's matching contributions to the 401(k) Profit Sharing Plan as follows: Mr. Lovelock - $1,010; Mr. Stingel - $3,029;
      Dr. Fradin - $1,765;  Mr. Weiss - $4,531;  Mr. Swol - $6,076.  In
      addition, Mr. Stingel received $47,115 pursuant to his Retirement and Deferred Compensation Agreement and Dr. Fradin's Estate received $102,952 as salary continuation. See "Executive Officer Compensation - Retirement and Deferred Compensation Agreement - Russell Stingel and Employment Agreement/Death Benefit - David Fradin."

      The amounts in this column for Fiscal 1999 and 1998 represent the Company's matching contributions made in connection with its 401(k) Profit Sharing Plan.

(5) Mr. Lovelock joined the Company on August 21, 2000 when he was elected President and Chief Executive Officer.

(6) Mr. Stingel has served as Chairman of the Board since February 1997 and as a director since October 1996. From July 1996 until his retirement on September 30, 1999, he was Chief Executive Officer. As a result of Dr. Fradin's death, he was named Interim Chief Executive Officer on
      December 12, 1999 and served as such until the appointment of a new Chief Executive Officer on August 21, 2000.

(7) Dr. Fradin joined the Company in June 1997 when he became President and Chief Operating Officer. He was appointed Chief Executive Officer and a director of the Company on October 1, 1999 and served in these positions until his death on December 11, 1999.

(8) Mr. Weiss became Vice President and Chief Financial Officer on October 1, 1999. He joined the Company on August 2, 1999 as Director of Finance.

(9) Mr. Swol became Vice President, Supply Chain Management on October 1, 2000. Prior thereto, he was Vice President and General Manager - International Operations (April 1999-September, 2000). He joined the Company in November 1997 as Vice President/General Manager - Texas.

Options and Stock Appreciation Rights

     The following tables summarize option grants and exercises during Fiscal 2000 to or by the Named Executive Officers, and the value of the options held by such person at the end of Fiscal 2000. No stock appreciation rights ("SARs") have ever been granted by the Company.


                      OPTION GRANTS IN FISCAL 2000

                                                                                Potential Realizable Value
                                                                                at Assumed Annual Rates
                                                                                of Stock Price Appreciation
                                Individual Grants                               for Option Term(1)
                  ---------------------------------------------------           ---------------------------

                                       Percent of Total
                  Number of Securities Options Granted to  Exercise or
                  Underlying Options   Employees in        Base Price    Expiration
            Name   Granted(#)          Fiscal 2000(2)     ($/Share)(3)     Date(4)    5%($)   10%($)
            ----   ------------         -----------        ------------  ----------  -------- ---------


Thomas W. Lovelock 190,000(6)          50.27%              $1.875         8/20/07    $145,029 $ 337,981

Russell E. Stingel    ---               ---                  ---            ---         ---       ---

David W. Fradin      5,000(5)          1.32%                $2.375       12/11/00    $  4,834 $  11,266

Richard L. Weiss     5,000(5)          1.32%                $1.875       10/27/06    $  3,817 $   8,894
                    20,000(5)          5.29%                 2.50         1/06/07      20,355    47,436
                     5,000(5)          1.32%                 2.063        4/30/07       4,199     9,786

Lawrence W. Swol    25,000(5)          6.61%                $2.50         1/06/07    $ 25,444 $  59,295




(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. This hypothetical value is based entirely on assumed annual growth rates of 5% and 10% in the value of the Company's stock price over the term of the options granted in 2000. The assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over various periods.

(2) Percentage indicated is based upon a total of 378,000 options granted to employees in Fiscal 2000.

(3) The option exercise price per share is 100% of the fair market value of the Company's Common Stock on the date of grant and may be paid in Common Stock of the Company owned by the executive officer, in cash, or by a combination of these methods.

(4) All stock options expire seven years from the date of grant, except those granted to Dr. Fradin, which expired one year from the date of his death.

(5) Options are exercisable in four equal annual installments commencing one year from the date of grant. Upon the death of Dr. Fradin, the vesting of his options was accelerated and the options could have been exercised in their entirety by his Estate until December 11, 2000. They were not so exercised and thereby expired as of such date.

(6)   See "Employment Agreement - Thomas Lovelock".


                  AGGREGATED OPTION EXERCISES IN FISCAL 2000 AND
                       FISCAL 2000 YEAR-END OPTION VALUES



                                                           Number of                    Value of Unexercised
                                                     Securities Underlying                  In-the-Money
                                                      Unexercised Options                    Options At
                                                    At September 30, 2000(#)          September 30, 2000 ($)(1)
                                                    ------------------------        -----------------------------

                   Shares Acquired    Value
     Name           Exercise(#)     Realized($)     Exercisable  Unexercisable      Exercisable      Unexercisable
----------------    ---------       --------------  -----------  -------------      ------------    --------------
Thomas W. Lovelock      --              --              20,000    170,000               $4,380          $37,230
Russell E. Stingel      --              --              69,500       --                   --               --
David W. Fradin         --              --              34,500       --                   --               --
Richard L. Weiss        --              --               1,250     33,750                 --              1,250
Lawrence W. Swol        --              --              11,000     38,000                 --               --


(1) The closing price for the Company's Common Stock as reported by The Nasdaq Stock Market on September 29, 2000 was $2.094. Value is calculated on the basis of the difference between the option price and $2.094 multiplied by the number of shares of Common Stock underlying the option. An option is in-the-money if the market value of the Common Stock subject to the option exceeds the option price.


Executive Employment Contracts; Retirement Agreements; Termination of Employment and Change-in-Control Agreements

      Employment Agreement - Thomas Lovelock

     On August 11, 2000, the Company entered into an Employment Agreement with Thomas W. Lovelock pursuant to which Mr. Lovelock was employed by the Company as President and Chief Executive Officer effective as of August 21, 2000. The Employment Agreement expires on August 20, 2002, but will be automatically extended for additional one-year terms unless either party gives written notice to the other at least 90 days prior to the expiration of a term that it shall not be so extended.

     Under the Employment Agreement, Mr. Lovelock receives an annual base salary of $300,000 or such increased amount as the Board may determine from time to time. Upon the commencement of his employment, Mr. Lovelock received as a hiring bonus an award of 10,000 restricted shares of Common Stock that cannot be sold, transferred or otherwise disposed of until the expiration of one year (August 21, 2001). See Footnote (3) to the Summary Compensation Table for further details with respect to the restricted shares.

     On August 21, 2000, Mr. Lovelock was granted a stock option for 190,000 shares of Common Stock at an exercise price of $1.875 per share (the Fair Market Value of the Company's Common Stock on the date of grant). Of the 190,000 stock options granted, options for 20,000 shares vested immediately and options for 170,000 shares will vest in four equal annual installments commencing one year from the date of grant. Notwithstanding the foregoing, options for up to 170,000 shares may vest two years from the date of grant if certain performance goals relating to the earnings per share and stock price have been attained. All of the options expire on August 20, 2007.

     Under the Employment Agreement, Mr. Lovelock will receive a performance bonus for the fiscal year ending September 30, 2001 ("Fiscal 2001") computed in the following manner: (i) a guaranteed minimum bonus of 20% of base salary ($60,000) and (ii) a bonus of up to an additional 80% of base salary ($240,000) if and to the extent the Company achieves certain pre-established performance goals for Fiscal 2001. In subsequent years, Mr. Lovelock will be entitled to a performance bonus, if any, based upon performance goals established by the Board for such year.

     The Employment Agreement also includes provisions relating to participation in the Company's benefit plans, reimbursement of certain relocation expenses, the payment of premiums on term life insurance in the face amount of $600,000, the use of a Company automobile and the reimbursement for related expenses, a severance payment upon termination of employment by the Company for any reason other than cause or change-in-control in an amount equal to his annual base salary, and a severance payment upon termination of employment under certain circumstances in the event of a change-in-control of the Company (see "Change-in-Control Agreements"). The Employment Agreement also contains provisions relating to confidentiality and non-competition.

      Retirement and Deferred Compensation Agreement - Russell Stingel

     Mr. Stingel retired from the Company on September 30, 1999. Pursuant to the terms of an agreement between Mr. Stingel and the Company regarding Mr. Stingel's retirement, and in appreciation for his dedication during his 22 years of service with the Company, the Company agreed to pay Mr. Stingel a bonus for past services in the amount of $131,250, payable in installments from October 1, 1999 through September 30, 2000 on the normal payroll dates for the Company. In addition, pursuant to the agreement, the vesting of all of Mr. Stingel's outstanding unvested options was accelerated as of September 30, 1999, and such options are exercisable by Mr. Stingel at any time prior to the expiration of any such options in accordance with their terms. Under the terms of the agreement, the Company also agreed to (i) provide Mr. Stingel with continued health benefits until October 1, 2002, (ii) forgive a loan made to Mr. Stingel on August 21, 1998 in the amount of $37,462.40 and forgive all interest accrued thereon, (iii) transfer to Mr. Stingel a certain life insurance policy which the Company owned on his life after a one-time prepayment of premium by the Company in the sum of $50,000, thereby providing Mr. Stingel with a paid-up life insurance policy in the amount of $250,000, and (iv) transfer to Mr. Stingel the ownership of a Company-owned automobile currently used by Mr. Stingel and continue to pay all operating costs associated with the automobile until October 1, 2000. The agreement also contains provisions relating to confidentiality and non-competition and the providing of advisory services by Mr. Stingel for a one-year period.

     As a result of Dr. Fradin's death, Mr. Stingel was named Interim Chief Executive Officer on December 12, 1999 and served as such until August 20, 2000. During the period he served as Interim Chief Executive Officer, he received a salary at his prior annual rate of $175,000 and payments under the Retirement and Deferred Compensation Agreement were deferred until such time as he ceased to be Interim Chief Executive Officer. During Fiscal 2000, he received $47,115 under the Retirement and Deferred Compensation Agreement.

      Employment Agreement/Death Benefit - David Fradin

     The Company entered into a letter of agreement of employment with David W. Fradin, dated June 10, 1997 and amended as of May 1, 1998, pursuant to which Dr. Fradin was employed by the Company as President and Chief Operating Officer at an annual base salary of $175,000 or such increased amount as the Board may determine from time to time. Upon the commencement of his employment, Dr. Fradin received a hiring bonus of $25,000. The agreement included: confidentiality and non-compete provisions; participation in the Company's bonus and benefit plans; reimbursement of certain relocation expenses; an option grant of 50,000 shares; the payment of premiums of term life insurance in the face amount of $525,000; a severance payment upon termination of employment (i) by the Company for any reason other than cause or change-in-control or (ii) by Dr. Fradin for "good reason", in an amount equal to his annual base salary; and a severance payment upon termination of employment under certain circumstances in the event of a change-in-control of the Company (see "Change-in-Control Agreements"). On October 1, 1999, Dr. Fradin was appointed Chief Executive Officer, and his base salary was increased to $200,000. As of that date, he also received an option for 5,000 shares at an exercise price of $2.375 per share, the fair market value of the Company's Common Stock on the Date of Grant. Following Dr. Fradin's death on December 11, 1999, the Board approved the payment of six months of salary continuation from the date of his death, for an aggregate of $102,952, and accelerated the vesting of options for 34,500 shares, which options could be exercised by his Estate up to one year from the date of his death (December 11, 2000).

       Change-in-Control Agreements

     The Company has entered into Change-in-Control Agreements with Mr. Swol, Mr. Weiss and certain other vice presidents to assure the Company of the continued services of those executives to the Company in an effective manner without distraction by reason of a change-in-control of the Company. The agreements provide that in the event of the termination of the executive's employment within the two-year period following a Change-in-Control (as defined below) of the Company, and such termination is (i) by the Company for any reason other than Termination for Cause (as defined below) or (ii) by the executive if the executive terminates such employment for Good Reason (as defined below), the Company will pay the executive each month for a period of 18 months an amount equal to the sum of (x) the executive's monthly salary at the annual rate then in effect and (y) the monthly average of the annual bonus paid to the executive under the Company's current Incentive Plan or any successor plan in the three full fiscal years preceding termination. In addition, the executive will be immediately vested in any retirement, incentive or option plans then in effect and the Company will continue to provide the executive with executive's then current health, dental, life and accidental death and dismemberment insurance benefits for a period of 18 months. Similar provisions are contained in Mr. Lovelock's Employment Agreement, except that the amount of the severance payments computed under the foregoing formula will be paid for a period of three years. Continuation of benefits will likewise be for a period of three years rather than 18 months.

     If any payments to the executive are considered "excess parachute payments" as defined in Section 280G of the Internal Revenue Code, the payments will be reduced to avoid such a characterization.

      Certain Definitions. As used in the foregoing agreements and arrangements:

     (a) Change-in-Control generally means (i) the acquisition of 15% of the Company's voting securities by any person other than Heartland Advisors, Inc. or other than any other person who has reported or is required to report ownership on Schedule 13G under the Securities Exchange Act of 1934, or (ii) a change of 1/3 of the incumbent Board of Directors without the prior approval of the members of the incumbent Board of Directors, or (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company would not, immediately after the merger or consolidation, own at least 50% of the voting securities of the corporation issuing the cash or securities in the merger or consolidation, or (iv) the sale of substantially all of the assets of the Company.

     (b) Termination for Cause generally means the termination of the employment of the executive because the executive has failed or refused to perform such services as may reasonably be delegated to the executive consistent with the executive's position, or has been grossly negligent in connection with the performance of the executive's duties, or has committed acts involving dishonesty, willful misconduct, breach of fiduciary duty, fraud, or any similar offense which materially affects the executive's ability to perform the executive's duties for the Company or may materially adversely affect the Company or has been convicted of a felony or has violated or breached any material term, covenant or condition contained in any employment, confidentiality and/or non-competition agreement between the Company and the executive.

     (c) Good Reason generally means an executive's annual rate of salary is reduced from the annual rate then currently in effect or the executive's other benefits are in the aggregate materially reduced from those then currently in effect (unless such reduction of employee benefits applies generally to all employees of the Company), or the executive's place of employment is moved from its then current locations or the executive is assigned duties that are demeaning or are otherwise materially inconsistent with the duties then currently performed by the executive.

Certain Transactions

     Justin L. Vigdor, a director and Assistant Secretary of the Company, is a member of Boylan, Brown, Code, Vigdor & Wilson, LLP, and Martin S. Weingarten, Secretary of the Company, is of counsel to that firm, which provided legal services to the Company in Fiscal 2000.

     During the fiscal year ended September 30, 2000, Don Allen Agency, of which Robert P. B. Kidd, a director of the Company, is a broker, was paid approximately $1,188,209 in insurance premiums. All of said premiums are believed by the Company to be comparable to those which would have been paid to an unaffiliated third party.

     Any future transactions with the Company's officers, directors, affiliates or controlling stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties, and must be approved by a majority of the directors of the Company, including a majority of the independent disinterested directors of the Company.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee on Executive Compensation shall not be incorporated by reference into any such filings.




                           CORPORATE PERFORMANCE GRAPH


                         1995     1996      1997     1998     1999    2000
                        -------  -------   ------   ------   ------  ------
COMPANY................. 100.00   54.81    150.96    38.46    20.19    16.11
NASDAQ.................. 100.00  167.40    230.00   231.11   374.69   501.13
PEER INDEX.............. 100.00  180.32    172.74   128.93   196.21   186.23
 ----------

(1) Assumes $100 invested on September 30, 1995, in the Common Stock, The Nasdaq Stock Market Index and a Company constructed peer group index.

(2) The Company constructed peer group consists of Solectron Corp., SCI Systems Inc., Plexus Corp., and Benchmark Electronics Inc.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (W. Barry Gilbert, David Beaubien and Thomas W. Folger), approves all of the policies under which compensation is paid or awarded to the Company's executive officers, presently comprising the Named Executive Officers and two additional individuals.

     The Company's executive compensation policy is intended (i) to support the attainment of the Company's long and short-term strategic and financial objectives; (ii) to provide a competitive total compensation program that enables the Company to attract, motivate and retain the key executives needed to accomplish the Company's goals; (iii) to provide variable compensation opportunities that are directly related to the performance of the Company; (iv) to align executive compensation with growth in stockholder value; and (v) to recognize and reward executives for their contributions and commitment to the growth and profitability of the Company. The Compensation Committee believes this policy is generally best accomplished by providing a competitive total compensation package, a significant portion of which is variable and at risk and related to established performance goals.

     The Company's compensation program for executive officers is comprised of the following key elements: base salary, annual cash incentives and equity based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity based incentives are primarily designed to provide strong incentives for long-term future performance. The components of the compensation program for executives are described below.

Base Salary

     Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual and comparing it with other executive officer positions in comparable companies. Base salaries are normally reviewed annually. Salary adjustments, if any, are then made by the Committee based upon the Company's performance and the individual's contribution to that performance. In structuring the compensation package, it has been the Committee's policy to emphasize bonuses based upon Company performance rather than increases in base salary. Accordingly, the base salaries of the executive officers generally remain below the market median. In Fiscal 2000, salary adjustments were made for certain executive officers in order to reflect changes in job responsibilities and to bring their salaries closer to market median.

Annual Incentive

     A substantial portion of each executive officer's compensation is variable and tied to Company performance. The annual incentive program normally consists of three bonus plans: the General Incentive Compensation Plan (the "GICP"), the Key Employee Incentive Plan (the "KEIP"), and the Top Executive Bonus Plan (the "TEBP"). The amount of the Company's contribution to each plan is generally made in accordance with certain formulae based upon earnings and return on average assets. No bonus pools were established under any of the Company's bonus plans during Fiscal 2000, and no bonuses were paid under any of the bonus plans based upon to the Company's performance. The only bonus paid in Fiscal 2000 to an executive officer was a hiring bonus of $8,000 to Mr. Weiss following the successful completion of 90 days of employment. The Board has adopted a new Incentive Compensation Bonus Plan ("2001 Bonus Plan") for Fiscal 2001 which is applicable to all key employees of the Company. Awards under the 2001 Plan will be based upon the attainment of specific Company objectives as well as the attainment of specific individual objectives.

Equity Based Incentives

     Executive officers and other key employees also receive grants of stock options pursuant to the Company's 1993 Stock Option Plan. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining, subject to the terms of the Plan, the individuals to whom grants should be made, the time of grants and the number of shares subject to each option. Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the day of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Stock. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a period of years.

     There is no established grant cycle for executive officers; rather, grants are made on an intermittent basis reflecting a discretionary assessment of future contributions to the longer term growth of the Company and the need to provide a competitive retention incentive. For the fiscal year ending September 30, 2000, stock grants were made to those executive officers listed in the Summary Compensation Table and to certain other executive officers.

Chief Executive Officer Compensation

     The Company had three Chief Executive Officers in Fiscal 2000 - Dr. Fradin from October 1, 1999 until his death on December 11, 1999; Mr. Stingel, who served as Interim Chief Executive Officer from December 12, 1999 until August 20, 2000; and Mr. Lovelock, who was elected President and Chief Executive Officer effective as of August 21, 2000.

     When Dr. Fradin became President and Chief Executive Officer on October 1, 1999, his base salary was increased from $175,000 to $200,000, and he received a stock option for 5,000 shares of the Company's Common Stock at an exercise price of $2.375, the fair market value of the Company's Common Stock on the date of grant.

     When Mr. Stingel became Interim Chief Executive Officer on December 12, 1999, he received a salary at his prior annual rate of $175,000, and payments under his Retirement and Deferred Compensation Agreement were deferred until such time as he ceased to be Interim Chief Executive Officer.

     When Mr. Lovelock was elected President and Chief Executive Officer as of August 21, 2000, the Committee established his base salary, incentive bonus and stock option grant by assessing comparative compensation information and reviewing recommendations from an external consulting firm. Mr. Lovelock's base salary, which is at the rate of $300,000 per annum, ranges at the 50th percentile of relevant market data. Mr. Lovelock's employment contract is described in detail in "Executive Officer Compensation - Employment Agreement - Thomas Lovelock".

Tax Considerations

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the Named Executive Officers to $1,000,000 each. However, compensation is exempt from this limit if it qualifies as "performance based compensation." The Compensation Committee has carefully considered the impact of this tax code provision and its normal practice is to take such action as is necessary to preserve the Company's tax deduction. The Company's 1993 Stock Option Plan complies with the provisions of Section 162(m). Accordingly, any gains realized upon the exercise of stock options granted under said Plan will qualify as "performance-based compensation" and will be fully deductible by the Company.

     Although the Compensation Committee will continue to consider deductibility under Section 162(m) with respect to future compensation arrangements with executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since Company objectives may not always be consistent with the requirements for full deductibility, the Company may enter into compensation arrangements under which payments are not deductible under Section 162(m). It is not expected that the compensation of any executive officer will exceed $1,000,000 in Fiscal 2001.

                                       Compensation Committee:
                                          W. Barry Gilbert, Chairman
                                          David J. Beaubien
                                          Thomas W. Folger

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee consist of Messrs. W. Barry Gilbert (Chairman), Thomas W. Folger and David Beaubien. Each member is a non-employee director and does not have any direct or indirect material interest in or relationship with the Company outside of his position as director.

            Section 16(a) Beneficial Ownership Reporting Compliance.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     SEC regulations require the Company to identify any one who filed a required report late during the most recent fiscal year. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended September 30, 2000, the Company believes that, during Fiscal 2000, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for late initial reports on Form 3 by James C. Rowe, who became a director on January 7, 2000, William Nabors, who became a Vice President on June 5, 2000, and Kevin J. Monacelli, who became Director of Finance on May 31, 2000, and except for late reports on Form 4 by W. Barry Gilbert and Russell Stingel, directors, with respect to purchases of stock on August 23, 2000 and August 31, 2000, respectively.

                            AUDIT COMMITTEE REPORT

     The Audit Committee of the Board is responsible for providing independent, objective oversight and review of the Company's accounting functions, internal controls and financial reporting process. The Audit Committee is comprised of three independent directors, and is governed by an amended written charter adopted and approved by the Board. Each of the members of the Audit Committee is independent as defined by the Company policy and the National Association of Securities Dealers, Inc. ("NASD") listing standards. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board the selection of the Company's independent auditors.

     The Audit Committee is responsible for recommending to the Board that the Company's financial statements be included in the Company's Annual Report on Form 10-K. In order to fulfill its responsibilities, the Audit Committee (a) discussed with Arthur Andersen LLP ("AA"), the Company's independent auditors for Fiscal 2000, the overall scope and plans for its audit, (b) reviewed and discussed with management and AA the Company's audited consolidated financial statements for Fiscal 2000, (c) discussed with AA their judgments as to the quality and acceptability of the Company's accounting principles as applied in its financial reporting and such other matters as are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), and (d) received and reviewed the written disclosures and the letter from AA required by Independence Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with AA their independence.

     Based upon the discussions with AA concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 include these financial statements.

                                       Audit Committee:
                                          Thomas W. Folger, Chairman
                                          Robert P.B. Kidd
                                          James C. Rowe

                      2001 EMPLOYEE STOCK PURCHASE PLAN
                                (Proxy Item 2)

     On December 7, 2000, the Board unanimously adopted the IEC Electronics Corp. 2001 Employee Stock Purchase Plan (the "ESPP"), subject to the approval of the stockholders at the Annual Meeting. The ESPP provides a means for employees of the Company to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of the Company's Common Stock at a discount, without being subject to tax until they sell the stock and without having to pay any brokerage commissions with respect to the purchases.

     The Board believes that the ESPP will be an important employee recruitment and retention tool and will provide an incentive to a broad-based group of the Company's employees to acquire a proprietary interest in the Company. The Board believes that employees' continuing economic interest, as stockholders, in the performance and success of the Company will motivate and encourage them to increase their efforts in meeting the Company's business goals and objectives.

     The material features of the ESPP are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the ESPP, the full text of which is set forth as Appendix B to this Proxy Statement.

Shares Available Under the ESPP

     The Company has reserved for issuance under the ESPP 250,000 shares of Common Stock, subject to adjustment in the event of any merger, recapitalization, stock split, stock dividend, stock distribution, or other similar action. Such shares may be either authorized but unissued shares or shares reacquired by the Company.

Administration

     The ESPP will be administered by a committee appointed by the Board. The Compensation Committee (the "Committee") has been appointed to serve as such administrator. The Committee may make such rules and regulations and establish such procedures for the administration of the ESPP as it deems appropriate. The Committee has authority to interpret the ESPP, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. The Committee shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the ESPP or the administration or interpretation thereof.

Eligibility

     In general, all regularly employed employees of the Company and its subsidiaries are eligible to participate in the ESPP. In addition, in general terms, employees who own, directly or indirectly, 5% or more of the Common Stock of the Company are not eligible to participate. The Company may also provide for other exclusions permitted by Section 423 of the Internal Revenue Code.

     As of January 1, 2001, approximately 1,400 employees were eligible to participate in the ESPP.

Participation

     Participation in the ESPP is completely voluntary. Eligible employees will enroll in the ESPP by completing a payroll deduction form and selecting a rate at which he or she will make payroll contributions for the purchase of Common Stock. A participant may elect to make contributions in an amount not less than 1% and not more than 10% of such participant's pay. The Committee in its discretion may establish limits other than those set forth in the preceding sentence for any Purchase Period (as hereinafter defined). Pay is an employee's base cash pay (including commissions and overtime, but not including bonuses, profit-sharing contributions, value of fringe benefits, reimbursement for expenses, and incentive compensation). No employee is allowed to buy more than $25,000 of Common Stock in any calendar year, based on the Fair Market Value (as hereinafter defined) at the beginning of the Purchase Period (as hereinafter defined) in which the shares are purchased. An employee may discontinue participation in the ESPP at any time. An employee's eligibility to participate in the ESPP ends at termination of employment.

Offering

     The ESPP will be implemented by establishing successive purchase periods ("Purchase Periods"). It is anticipated that the initial Purchase Period will begin April 1, 2001 and end on September 30, 2001. The Committee in its discretion may change the duration and start dates of the Purchase Periods. It is the Committee's current intention not to commence a Purchase Period unless the Company's closing stock price on The Nasdaq Stock Market has been at least $2.00 for 30 consecutive days prior to the commencement of a Purchase Period. The ESPP will terminate on February 28, 2006.

Purchase Price

     Employees who choose to participate in the ESPP will receive an option to acquire Common Stock at a discount. Under the option, the purchase price ("Purchase Price") of Common Stock will be the lower of (i) 85% of the Fair Market Value of the Common Stock on the first day of a Purchase Period, or (ii) 85% of the Fair Market Value on the last day of the Purchase Period. The Fair Market Value will be the closing price on The Nasdaq Stock Market on the relevant date.

Purchase of Stock

     At the end of a Purchase Period, a participant's option will be exercised automatically to purchase the number of shares of Common Stock that the employee's accumulated payroll deductions will buy at the Purchase Price. No fractional shares will be purchased. Any cash remaining in a participant's account after the purchase of whole shares will be credited to the participant's account for the next succeeding offering or, at the participant's election, will be returned to the employee, without interest.

Delivery

     On the exercise of an option on the last day of the Purchase Period (the "Offering Termination Date"), the Company will deliver as soon as practicable thereafter to the participant a stock certificate for the Common Stock purchased or, at the participant's request, will deposit such shares directly with a broker designated by the participant.

Recapitalization

     In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding Common Shares without the Company's receipt of consideration, appropriate adjustments will be made to the shares available in the ESPP, the maximum number of shares and the price of the option.

Transferability

     Options under the ESPP cannot be voluntarily or involuntarily assigned. The Common Stock acquired under the ESPP will be freely transferable, except as otherwise determined by the Committee.

Amendment, Suspension and Termination

     The Board of Directors may amend, suspend, or terminate at any time the ESPP, except that no amendment may, without the approval of stockholders; (i) increase the number of shares authorized under the ESPP, (ii) materially modify the eligibility requirements for participation in the ESPP, or (iii) extend the term of the ESPP beyond February 28, 2006.

Federal Income Tax Consequences

     The ESPP is intended to qualify for favorable income tax treatment under Sections 421 and 423 of the Internal Revenue Code. Payroll deductions will be made on an after-tax basis. Thus, participants will have to pay income tax on the dollars withheld from their paychecks under the ESPP.

     No income will be recognized when payroll deductions are used to buy Common Stock at a discount. The discount at the time of purchase will not be taken into account for income tax purposes until the Common Stock is sold. The income tax consequences associated with the sale of Common Stock purchased under the ESPP depend upon when the sale occurs and the length of the participant's holding period for his or her Common Stock.

     When the shares are disposed of by a participant two years or more after the beginning of a Purchase Period in which the shares were purchased (or if the participant dies while owning the shares), he or she will recognize ordinary income equal to the lesser of (i) the excess of the Fair Market Value of the shares at the beginning of the Purchase Period over 85% of the Fair Market Value of the shares at that time or (ii) the excess of the Fair Market Value of the shares at disposition over the Purchase Price. When shares are disposed of after less than two years (in what is known as a "disqualifying disposition"), the participant must recognize the difference between the Fair Market Value of the shares on the Offering Termination Date and the Purchase Price as ordinary income, even if the disposition is a gift or is at a loss. In the event of a participant's death while owning shares acquired under the ESPP, ordinary income must be recognized in the year of death as though the shares had been sold.

     In the cases discussed above (other than death), the amount of ordinary income recognized by a participant is added to the Purchase Price paid by the participant, and this amount becomes the tax basis for determining the amount of the capital gain or loss from the disposition of the shares. Additional gain, if any, will be short-term, long-term, or qualified five-year capital gain depending on whether the holding period is one year or less, more than one year but five years or less, or more than five years.

     In general, capital gain from the disposition of capital stock acquired after December 31, 2000 and held more than five years is currently taxed at a maximum federal income tax rate of 18%; capital gain from the disposition of stock held more than one year but five years or less is currently taxed at a maximum federal income tax rate of 20%, and capital gain from the disposition of stock held one year or less is currently taxed at a maximum federal income tax rate of 39.6%.

     The Company is entitled to tax deductions for shares issued under the ESPP only in the event of disqualifying dispositions. For disqualifying dispositions, the Company is allowed a deduction to the extent of the amount of ordinary income includable in gross income by such participant for the taxable year as a result of the premature disposition of the shares.

     The foregoing tax discussion is a general description of certain expected federal income tax results under current law. No attempt has been made to address any state and local, foreign or estate and gift tax consequences that may arise in connection with participation in the ESPP. All affected individuals should consult their own advisers if they wish any further details or have special questions.

     The closing price of the Company's Common Stock on The Nasdaq Stock Market on January 23, 2001 was $1.44.

Vote Required

     Approval of the ESPP requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting. Broker non-votes are not considered as Votes Cast. Abstentions are considered as Votes Cast; accordingly, an abstention from voting by a stockholder present in person or by proxy at the Annual Meeting has the same legal effect as a vote "against" the matter.

     Unless authority to so vote is withheld, the persons named in the proxy card intend to vote shares as to which proxies are received in favor of the ESPP.

     The Board of Directors unanimously recommends that the stockholders vote FOR the approval of the ESPP.

                          INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been the Company's independent public accountants since June 1979, and has been retained by the Board of Directors for the current year.

     It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                                   OTHER MATTERS

     The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise your Proxy will be voted for you.


     THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A STOCKHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.


                                    By Order of the Board of Directors



                                    Martin S. Weingarten, Secretary

DATED:      January 30, 2001
            Newark, New York

                                   APPENDIX A

                              IEC ELECTRONICS CORP.
                             AUDIT COMMITTEE CHARTER

I.       Purpose.

     The purpose of the Audit Committee of IEC Electronics Corp. ("IEC" or the "Company) is to assist the Board of Directors ("Board") in fulfilling its oversight responsibilities with respect to the Company's financial accounting and reporting process, its system of internal accounting and financial controls, the internal audit process and the annual independent audit process of the Company's annual financial statements.

II.      Authority.

     The Audit Committee is empowered by the Board to take the appropriate action within the scope of its responsibilities as set forth in this Charter. The Audit Committee shall be given the resources and assistance necessary to discharge its responsibilities, including unrestricted access to Company personnel and documents and the Company's outside auditors. The Audit Committee shall also have authority to engage outside advisors, as it deems necessary.

III.     Membership.

     - The Audit Committee shall consist of at least three directors, all of whom shall be independent and have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

     - The Board shall make determinations of independence with respect to possible appointees and shall appoint the members of the Audit Committee and its Chairman. The Board shall apply the rules and restrictions of the National Association of Securities Dealers ("NASD") relating to independence and consider employment, officer, business, family and other relationships in making such determinations and appointments.

     - Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee.

     - At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

IV.     Meetings and Reports.

     - The Audit Committee shall hold at least four regular meetings annually, and shall meet more frequently as deemed necessary to fulfill the responsibilities prescribed in this Charter or by the Board. A special meeting of the Audit Committee may be called by the Chairman of the Audit Committee at any time he or she believes is necessary or appropriate.

     - To the extent practicable, the meeting agenda, draft minutes from the prior meeting and supporting materials shall be provided to Audit Committee members prior to each meeting to allow time for review.

     - At least a majority of the members of the Audit Committee are to be present at all meetings. As necessary or desirable, the Chairman may request that members of management and/or representatives of the outside auditors be present at meetings.

     - The Audit Committee shall periodically report on its meetings and other activities to the Board, shall keep accurate minutes of its meetings and shall present such minutes to the Board for approval.

V.       Responsibilities.

     The Company's executive management bears primary responsibility for the Company's financial and other reporting, for establishing the system of internal controls and for ensuring compliance with laws, regulations and Company policies. The Audit Committee's responsibilities and related key processes are described below. From time to time, the Audit Committee may take on additional responsibilities, at the request of the Board.

     A. Financial Reporting. The Audit Committee shall monitor the preparation by management of the Company's quarterly and annual external financial reports. In carrying out this responsibility, the Audit Committee shall:

        - Review with management the significant judgments and estimates used in developing the financial reports and the major issues addressed;

        - Review the accounting and reporting treatment of significant transactions outside the Company's ordinary operations;

        - Review with management and the Company's outside auditors significant changes to the Company's accounting principles or their application as reflected in the financial reports;


                                   Page A-1

        - Meet with the Company's outside auditors (in private, as appropriate) to:

          (a) review their reasoning in accepting or questioning significant decisions made by management in preparing the financial reports;

          (b) review any outstanding disagreements with management that would cause them to issue a non-standard report on the Company's financial statements;

          (c) examine the appropriateness of the Company's accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

          (d) determine if any restrictions have been placed by management on the scope of their audit;

          (e) review and consider the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, if necessary; and

          (f)  discuss any other matters the Audit Committee deems appropriate;

        - Review the draft annual financial statements and discuss their appropriateness with management and the Company's outside auditors;

        - Review with management and the outside auditors the financial statements to be included in the Company's Annual Report on Form 10-K and annually report to the Board whether the Audit Committee recommends the inclusion of the financial statements in the Company's Annual Report on Form 10-K; and

        - Review the Company's quarterly financial results with management and the Company's outside auditors, with a particular emphasis on understanding any new or unusual transactions. For purposes of this review, the Committee Chairperson may represent the Audit Committee.

     B. Relationship with Outside Auditors. The outside auditors are accountable and responsible primarily to the Board and the Audit Committee, which have the ultimate authority to select, evaluate and replace the outside auditors, if necessary. In carrying out this responsibility, the Audit Committee shall:

        - Recommend to the Board the appointment or removal of the outside auditors;

        - Review and approve the scope and extent of audit services to be provided and related fees;

        - Review and approve the overall audit plan, including the risk factors considered in determining the audit scope;

        - Review the outside auditors' annual written statement pursuant to Independence Standards Board Standard No. 1, as such Standard may be modified or supplemented from time to time, outlining all relationships that may impact its objectivity and independence;

        - Review with outside auditors, and approve, the extent of non-audit services provided and related fees;

        - Determine whether the Audit Committee believes the outside auditors are independent and recommend to the Board any appropriate action in response to the outside auditor's report regarding independence; and

        - Review the responsiveness of the outside auditors to the Company's needs.

                                    Page A-2

     C. Internal Control. The Audit Committee shall have responsibility for overseeing that management has implemented an effective system of internal control that helps promote the reliability of financial and operating information and compliance with applicable laws, regulations and Company policies, including those related to ethics and conflicts of interest. In carrying out this responsibility, the Committee shall:

          - Inquire of management and the Company's outside auditors concerning any deficiencies in the Company's policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and review the timeliness and reasonableness of proposed corrective actions;

          - Review management's responses to the outside auditors' management letter recommendations for improving internal controls;

          - Review the Company's policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

          - Review significant cases of conflicts of interest, misconduct or fraud;

          - Review significant issues between the Company and regulatory agencies; and

          - Review, as appropriate, material litigation involving the Company.


     D. Other Committee Activities and Reporting.  The Audit Committee shall:

        - Annually review the Audit Committee's discharge of its responsibilities under this Charter;

        - Review this Charter annually and propose any recommended changes for the Board's approval; and

        - Prepare the Audit Committee's annual report for inclusion in the Company's proxy statement.


     While the Audit Committee has the responsibilities and powers set forth in this Charter, its function is one of oversight and review. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditors. The Audit Committee recognizes that the Company's management, as well as the outside auditors, have more time, knowledge and information concerning the Company than do the Audit Committee members. Consequently, in carrying out its oversight responsibilities, the Audit Committee is not providing any special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.





                                   Page A-3

                                    APPENDIX B
                              IEC Electronics Corp.
                        2001 Employee Stock Purchase Plan


Section 1.        Purpose.

     The IEC Electronics Corp. 2001 Employee Stock Purchase Plan (the "Plan") is designed to provide an opportunity for the employees of IEC Electronics Corp. and its subsidiaries (hereinafter referred to, unless the context otherwise requires, as the "Company") to purchase Common Stock (the "Stock") of the Company through voluntary systematic payroll deductions. It is the purpose and policy of the Plan to provide employees with an opportunity to acquire a proprietary interest in the economic progress of the Company and thereby to have an additional incentive to promote its best interests. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

Section 2.        Certain Definitions.

         (a) "Compensation" means the base salary or wage paid to an Employee, including commissions and overtime payments. "Compensation" shall not include bonuses, profit sharing contributions, Company contributions to Social Security, contributions to the Company's 401(k) Profit Sharing Plan or any other retirement plan or program, or the value of any other fringe benefits provided at the expense of the Company.

         (b) "Employee" means any person, including an officer, who is employed by (i) the Company or (ii) any subsidiary company, 50% or more of whose voting shares are owned directly or indirectly by the Company. A director of the Company who is not also a full time officer is not deemed to be an employee.

         (c) "Fair Market Value" means the value of one share of Stock on the relevant date, determined as follows:

                (i) If the shares are traded on an exchange (including The Nasdaq Stock Market), the reported "closing price" on the relevant date (e.g., the Offering Commencement Date or Offering Termination Date) assuming it is a trading day; otherwise on the next trading day.

                (ii) If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on said system on the relevant date assuming it is a trading day; otherwise on the next trading day; and

                (iii)If neither (i)nor(ii) applies, the fair market value a determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

Section 3.        Offerings under the Plan.

         The Plan will be implemented by a series of offerings of the Company's Stock (the "Offerings") that will terminate on the termination date of the Plan. As used in the Plan, "Offering Commencement Date" means the date on which a particular Offering begins, "Offering Termination Date" means the date on which a particular Offering terminates, and "Purchase Period" means the period beginning on the Offering Commencement Date and ending on the Offering Termination Date.

         Each Purchase Period shall be determined by the Committee. Unless otherwise determined by the Committee, the Plan will operate with successive semi-annual Purchase Periods commencing as soon as administratively practicable after the Effective Date, although the Committee may pilot the program with a shorter initial Purchase Period. The Committee shall have the power to specify and change the commencement and duration of Purchase Periods, without stockholder approval, and without regard to the expectations of any Participants.

        Participation in any Offering under the Plan shall neither limit, nor require, participation in any other Offering except that no Employee may have more than one authorization for payroll deduction in effect simultaneously. Except as provided in Section 4 of the Plan, all Employees participating in an Offering shall have the same rights and privileges to purchase Stock in the Plan.

                                    Page B-1

Section 4.        Eligibility.

     (a) Initial Eligibility. Any Employee regularly employed on a full-time or part-time basis by the Company on an Offering Commencement Date shall be eligible to participate in the Plan with respect to the Purchase Period commencing on such Offering Commencement Date, provided that the Company may establish administrative rules requiring that employment commence some minimum period (e.g.,one month's employment) prior to an Offering Commencement Date for the Employee to be eligible to participate with respect to the Purchase Period beginning on that Offering Commencement Date and provided further that (1) the Committee may exclude part-time Employees from participation pursuant to criteria and procedures established by the Committee and (2) the Committee may impose an eligibility period on participation of up to two years employment with the Company with respect to participation on any prospective Offering Commencement Date. The Board also may determine that a designated group of highly compensated Employees is ineligible to participate in the Plan so long as the excluded category fits within the definition of "highly compensated employee" in Section 414(q) of the Code. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. All Employees who participate in the Plan shall have the same rights and privileges under the Plan, except for differences which are consistent with Section 423(b)(5) of the Code. The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.

       (b) Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no Employee shall be eligible to participate in the Plan or be granted an option to purchase Stock in the Plan if:

                (i) Immediately after the grant, such Employee would own, or be considered to own, 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee); or

                (ii) Such option would permit such Employee's rights to purchase stock under all employee stock purchase plans of the Company which meet the requirements of Section 423(b) of the Code to accrue at a rate which exceeds $25,000 in fair market value (as determined pursuant to Section 423(b)(8) of the Code)for each calendar year in which such option is outstanding.


        Section 5.        Participation and Payroll Deductions.

     (a) Payment for Stock. Shares of Stock purchased under the Plan will be paid for by payroll deductions during the Purchase Period.

     (b) Participation.

                (i) An Employee who is eligible to participate in the Plan in accordance with Section 4 may become a participant ("Participant") in the Plan by completing an authorization for a payroll deduction on the form provided by the Company ("Employee Authorization Card")and filing it with the Human Resources Department of the Company during the enrollment period ("Enrollment Period") prior to an Offering Commencement Date. Upon becoming a Participant, the Employee shall be bound by the terms of this Plan, including any amendments hereto.

                (ii) The Enrollment Period for each of the Offerings is the thirty (30)days prior to each Offering Commencement Date or such other period of time as may be prescribed by the Committee.

                (iii)An Employee Authorization Card shall become effective on the Offering Commencement Date of the first applicable Offering and shall remain in effect for all subsequent Offerings so long as the Employee remains eligible under the Plan and has not withdrawn from the Plan as set forth in Section 8.







                                    Page B-2

     (c) Payroll Deductions.

                (i) At the time an Employee files an Employee Authorization Card, the Employee shall elect to have deductions made from his or her pay on each payday during the time the Employee is a Participant in an Offering at the rate of not less than one percent (1%) and not greater than ten percent (10%) of the Compensation which the Employee is entitled to receive on such payday ("Payroll Deduction Rate"); provided, however, that the Committee from time to time before an Offering may establish limits other than those herein described for all purchases to occur during the relevant Purchase Period.

                (ii) Payroll deductions for a Participant shall begin as of the first pay period after an Employee Authorization Card has become effective.

                (iii) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. Amounts credited to such accounts may be used by the Company for any corporate purpose. A Participant may not make any separate cash payment into such account.

    (d) Changes in Payroll Deduction Rate; Discontinuance of Payroll Deductions.

                (i) A Participant may discontinue his or her participation in the Plan as provided in Section 8(a) of the Plan, but no other change can be made during an Offering, including, but not limited to, changes in the Payroll Deduction Rate for such Offering. A Participant may change the Payroll Deduction Rate for subsequent Offerings by giving written notice of such change to the Company during the Enrollment Period immediately preceding the Offering Commencement Date for the Offering for which such change is effective.

                (ii) At any time during an Offering, a Participant may discontinue his or her participation in the Plan by notifying the Company that the Participant wishes to discontinue his or her payroll deductions. This notice shall be in writing and on such forms as provided by the Company and shall become effective as of a date not more than thirty (30) days following its receipt by the Company.

    (e) No Interest.

        No interest shall be paid or credited to the Participant with respect to payroll deductions or any amounts held in the Participant's account.

Section 6.        Granting of Options.

   (a) Number of Option Shares. With respect to each Offering, each eligible Employee who has elected to participate as provided in Section 5(b) above shall be deemed to have been granted on the Offering Commencement Date an option to purchase the number of full shares of Stock which may be purchased with the payroll deductions accumulated in an account maintained on behalf of each Participant during each Purchase Period at the option price specified in Section 6(b) below, subject to the limitations contained in Section 4(b) above.

   (b) Option Price.  The option price under each option shall be the lower of:

                (i) 85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

                (ii) 85% of the Fair Market Value of the Stock on the Offering Termination Date.


Section 7.  Exercise of Options.

   (a) Automatic Exercise. Unless a Participant gives written notice to the Company as provided in Section 8(a) below, the Participant's option for the purchase of Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering.

   (b) Fractional Shares. Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares will be credited to the Participant's account for the next succeeding Offering, or, at the Participant's election, returned to the Participant as soon as practicable following the Offering Termination Date, without interest.

   (c) Transferability of Option. No option granted to a Participant pursuant to the Plan shall be transferable other than by will or by the laws of descent and distribution, and no such option shall be exercisable during the Participant's lifetime other than by the Participant.

   (d) Delivery of Shares. The Company shall deliver to the Participant certificates for shares of Stock acquired on the exercise of options during an Offering as soon as practicable following the Offering Termination Date of such Offering or, at the Participant's request, the Company shall deposit such shares directly with a broker designated by the Participant. The Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares or to restrict transfer of such shares.

                                  Page B-3

Section 8.        Withdrawals.

   (a) Withdrawal of Account. A Participant may elect to withdraw payroll deductions credited to the Participant's account under the Plan at any time before the Offering Termination Date of any Offering by giving written notice to the Company. All of the Participant's payroll deductions credited to the Participant's account will be paid to the Participant promptly after receipt of the notice of withdrawal, and no further payroll deductions will be made from the Participant's pay during such Offering.

   (b) Effect on Subsequent Participation. A Participant's withdrawal from any Offering will not have any effect upon the Participant's eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

   (c) Termination of Employment. Upon termination of the Participant's employment for any reason, including retirement (but excluding death while in the employ of the Company), the payroll deductions credited to the Participant's account will be returned to the Participant or, in the case of the Participant's death subsequent to the termination of the Participant's employment, to the person or persons entitled thereunder under Section 11(a).

   (d) Termination of Employment Due to Death. Upon termination of the Participant's employment because of the Participant's death, the Participant's beneficiary (as defined in Section 11) shall have the right to elect, by written notice given to the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the Participant, either:

                (i) to withdraw all of the payroll deductions credited to the Participant's account under the Plan, or

                (ii) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date next following the date of the Participant's death for the purchase of the number of full shares of Stock which the accumulated payroll deductions in the Participant's account at the date of the Participant's death will purchase at the applicable option price, and any excess in such account will be returned to said beneficiary, without interest.

         In the event that no such written notice of election shall be duly received by the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (ii), to exercise the Participant's option.

Section 9.  Stock.

     (a) Maximum Number of Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11(d), shall be 250,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Section 6 exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

     (b) Participant's Interest in Option Stock. The Participant will have no interest in Stock covered by the Participant's option until such option has been exercised.

     (c) Registration of Stock. Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant so directs by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

     (d) Restrictions on Exercise. The Committee may, in its discretion, require as conditions to the exercise of any option that the shares of Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

                (i) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

                (ii) the Participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is the Participant's intention to purchase the shares for investment and not for resale or distribution.

                                    Page B-4

Section 10.   Administration.

     (a) Committee. The Compensation Committee (the "Committee") of the Board of Directors shall administer the Plan. The Committee shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase Stock under the Plan.

     (b) Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee may delegate to one or more individuals the day-to-day administration of the Plan. Decisions of the Committee shall be conclusive and binding upon all persons in interest.

     (c) Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held.
The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     (d) Indemnification of Committee. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, under the Company's Certificate of Incorporation, Bylaws, or pursuant to law or contract, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with any action or appeal therein, to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, proceeding that such Committee member is liable for misconduct in the performance of his duties; provided that within sixty (60) days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.













                                    Page B-5

Section 11.    Miscellaneous.

     (a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any shares and cash to the Participant's credit under the Plan in the event of such Participant's death prior to delivery to the Participant of such shares and cash. Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. Upon the death of a Participant and upon receipt by the Company of proof of the identity and existence at the Participant's death of a beneficiary validly designated by the Participant under the Plan, the Company shall deliver such shares and cash to such beneficiary. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares and cash to the spouse or to any one or more dependents or relatives of the Participant or if no spouse, dependent, or relative is known to the Company then to such other person as the Company may designate. No designated beneficiary shall prior to the death of the Participant by whom the beneficiary has been designated, acquire any interest in the shares or cash credited to the Participant under the Plan.

     (b) Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise encumbered or disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 8(a).

     (c) Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

     (d) Recapitalization. If, while any options are outstanding, the outstanding shares of Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Section 3 hereof shall also be proportionately adjusted.


   (e)  Merger, Liquidation, Other Corporate Transactions.

                (i) In the event of the proposed liquidation or dissolution of the Company, the Offering then in progress will terminate immediately prior to the consummation of such proposed liquidation or dissolution, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

                (ii) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, then in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, or
(2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date, or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants, without interest.






                                    Page B-6

   (f) Amendment and Termination. The Board of Directors shall have complete power and authority to terminate, suspend or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares which may be issued under the Plan, (ii) amend the requirements as to the class of employees eligible to purchase Stock under the Plan or permit the members of the Committee to purchase Stock under the Plan, or (iii) extend the term of the Plan beyond the date specified in Section 11(j). No termination, modification or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Stock, adversely affect the rights of such Employee under such option.

     (g) No Rights as a Stockholder. No right as a stockholder shall exist with respect to any shares of Stock covered by options until the shares subject to the option have been purchased and delivered as provided in Section 7(d). No adjustment shall be made for dividends or other rights for which the record date is prior to the date such shares have been purchased and delivered.

     (h) No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of employees to purchase any shares under the Plan, or create in any Employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

     (i) Effective Date. The Plan shall become effective as of March 1, 2001, subject to approval by the stockholders of the Company within twelve (12) months after its adoption by the Board of Directors. If the Plan is not approved, the Plan shall not become effective.

     (j) Termination Date. This Plan shall terminate, and no further shares of Stock shall be sold or issued hereunder, on February 28, 2006, or such earlier date as may be determined by the Board of Directors or Committee. The termination of this Plan, however, shall not affect any restrictions previously imposed on the shares issued pursuant to this Plan or rights of the Company granted pursuant to this Plan.

     (k) Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrator or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

     (l) Governing Law. The law of the State of New York will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.


Date Plan adopted by Board of Directors:  December 7, 2000
Date Plan approved by Stockholders:







                                    Page B-7

PROXY                               PROXY                          PROXY

                              IEC ELECTRONICS CORP.
                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, FEBRUARY 28, 2001

     The undersigned, revoking all prior proxies, hereby appoints Thomas W. Lovelock, Russell E.Stingel and Justin L. Vigdor, and any one of them with full power of substitution, as proxy or proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Stockholders to be held at HSBC, One HSBC Plaza, Rochester, New York on February 28, 2001 at 9:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

                  (Continued and to be signed on reverse side)


----------------------------------------------------------------------------
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED
HEREIN BY THE UNDERSIGNED STOCKHOLDER IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR ELECTION OF THE NOMINEES FOR DIRECTORS SPECIFIED IN THE PROXY
STATEMENT.
1.  Election of nine (9) directors                     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                                                         STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)



FOR all nominees                 WITHHOLD
listed to the right              AUTHORITY
(except as marked to the    to vote for all nominees    David J. Beaubien, W. Barry Gilbert, Robert P. B. Kidd, Thomas W. Lovelock,
contrary)                   listed to the right         Eben S. Moulton, Dermott O'Flanagan, James C. Rowe, Russell E. Stingel,
                                                        Justin L. Vigdor

        __                          __
       [__]                        [__]





2. Proposal to approve the 2001 Employee
   Stock Purchase Plan
                                                        THIS PROXY IS SOLICITED ON BEHALF OF THE
      FOR           AGAINST        ABSTAIN              BOARD OF DIRECTORS.
       __             __             __
      [__]           [__]           [__]                Dated:                            , 2001
                                                              ----------------------------

                                                        ---------------------------------------
 3. Transaction of such other business as may           Signature
    properly come before the meeting or any
    adjournment thereof.
                                                        ---------------------------------------
                                                        Signature

                                                        IMPORTANT: Sign the Proxy exactly as
                                                        your name or names appear on your
                                                        Common Stock certificate; in the case
                                                        of Common Stock held in joint tenancy,
                                                        each joint tenant must sign.
                                                        Fiduciaries should indicate their full
                                                        titles and the capacity in which they
                                                        sign. Please complete, sign, date and
                                                        return this Proxy promptly in the
                                                        enclosed envelope.












                                    Page 36 of 36